Exhibit 10.11

WAIVER AND PARTICIPATION RIGHTS AGREEMENT

Reference is made to that certain Securities Purchase Agreement (the “December SPA”) dated December 29, 2025, by and among Society Pass Incorporated (the “Company”), and the purchasers signatory thereto. Defined terms used herein but not defined herein shall have the meanings given to such terms in the December SPA.

WHEREAS, the Company, the purchaser identified on the signature pages hereto (each, a “Purchaser” and collectively the “Purchasers”) and the other purchasers listed on the signature pages thereto entered into the December SPA;

WHEREAS, pursuant to Section 5.5 of the December SPA, provisions of the December SPA can be waived by a written instrument signed by the Company and the Purchasers which purchased at least 50.1% in interest of the Shares and the Warrants based on the initial Subscription Amounts under the December SPA; and

WHEREAS, the Purchasers collectively purchased at least 50.1% in interest of the Shares and the Warrants based on the initial Subscription Amounts under the December SPA;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Waiver.

Notwithstanding anything to the contrary set forth in Section 4.11 of the December SPA, the Purchasers hereby agree to permit the Company to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents and (ii) file any registration statement or any amendment or supplement thereto, in connection with a proposed best efforts public offering with the Placement Agent from the date hereof until March 31, 2026.

2. Participation in Future Financing.

(a) From the date hereof until March 31, 2026, upon any issuance by the Company or any of its subsidiaries Subsidiary of Common Stock or Common Stock Equivalents to any person other than the Company or any of its subsidiaries for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), the Purchasers shall, in the aggregate, have the right to participate in the Subsequent Financing in an amount equal to 61% of the aggregate amount of the Subsequent Financing (the “Participation Maximum”), pro rata to each Purchaser’s Subscription Amount, on the same terms, conditions and price provided for in the Subsequent Financing.

(b) Between the time period of 4:00 p.m. (New York City time) and 6:00 p.m. (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 p.m. (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 p.m. (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing), the Company shall deliver to each Purchaser a written notice of the Company’s intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include any applicable term sheet and transaction documents relating thereto as an attachment. Purchasers shall treat the Subsequent Financing Notice as material non-public information, subject to subsection (h) below, shall hold such information in confidence and shall not trade in the Company’s securities until the transaction is announced, abandoned by notice to Purchaser or deemed abandoned pursuant to subsection (h).

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by 6:30 a.m. (New York City time) on the Trading Day following the date on which the Subsequent Financing Notice is delivered to the Purchaser (the “Notice Termination Time”) that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such Notice Termination Time, the Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(d) If, by the Notice Termination Time, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the Participation Maximum, then the Company may effect the remaining portion of the Participation Maximum on the terms and with the Persons set forth in the Subsequent Financing Notice (or as may otherwise be deemed advisable by the Company).

(e) If, by the Notice Termination Time, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, the Purchasers shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Shares and Warrants purchased by a Purchaser pursuant to the December SPA participating under this Section 2 and (y) the sum of the aggregate Subscription Amounts of Shares and Warrants purchased by all Purchasers under the pursuant to the December SPA participating under this Section 2.

(f) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 2, if the definitive agreement related to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within two (2) Trading Days after the date of delivery of the initial Subsequent Financing Notice.

(g) The Company and each Purchaser agree that, if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Purchasers from participating in a Subsequent Financing, including, but not limited to, provisions whereby the Purchaser (but not other similarly situated Purchasers) shall be required to agree to any restrictions on trading as to any the securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, the December SPA, without the prior written consent of the Purchaser. In addition, the Company and each Purchaser agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release by the Disclosure Time (as defined below) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing, subject to subsection (h) below. “Disclosure Time” means if the transaction documents related to the Subsequent Financing is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date of such transaction documents, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if the transaction documents related to the Subsequent Financing is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date of such transaction documents, unless otherwise instructed as to an earlier time by the Placement Agent.

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(h) Notwithstanding anything to the contrary in this agreement and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Purchaser will not be in possession of any material, non-public information, by 9:30 a.m. (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Financing Notice. If by 9:30 a.m. (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(i) Notwithstanding the foregoing, this Section 2 shall not apply in respect of an Exempt Issuance or any at-the-market offering.

For the avoidance of doubt, the Company acknowledges and agrees that the Purchasers are not acting a “group”, as such term is used in Section 13(d) of the Exchange Act and defined in Rule 13d-5 thereunder, and covenants that it shall not in the future take such position.

Except as expressly set forth above, all of the terms and conditions of the December SPA shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded except as set forth herein.

This agreement shall be construed and enforced in accordance with the internal laws of the State of New York, without regards to conflicts of laws principles. This agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date set forth above.

COMPANY:

SOCIETY PASS INCORPORATED

By:
Name:
Title:

PURCHASER:

[_]

By:
Name:
Title: